EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Advanced Emissions Solutions, Inc., of our report dated March 8, 2022, relating to the consolidated financial statements of Advanced Emissions Solutions, Inc. (the "Company"), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Denver, Colorado
June 30, 2022